                                  EXHIBIT 99.1

For Further Information Contact:
Douglas W. Dougherty
Chief Financial Officer
(317) 594-2627

For Immediate Release:


                            MARSH SUPERMARKETS, INC.
                       FIRST QUARTER RESULTS OF OPERATIONS
                               NET INCOME UP 28.6%


Indianapolis, IN, July 30, 2004

         Marsh Supermarkets, Inc. (NASDAQ: MARSA and MARSB) reports results of operations for the 12 weeks ended June 19, 2004.

         Net income for the quarter was $1,618,000 compared to $1,258,000 last year - a 28.6% improvement. Earnings per diluted common share were $0.20 compared to $0.16 last year. Operating income for the first quarter improved 14.1% to $6,905,000 from $6,050,000 last year. This is the third consecutive quarter of improved operating income.

         Sales and other revenues for the first quarter were $399,852,000, an increase of $21,842,000 or 5.8% over last year.

         Sales in comparable supermarkets and convenience stores were above last year by 3.2%. Comparable store merchandise sales, which excludes gasoline sales, declined 0.4% from last year. This is a 2.9 percentage point improvement from the comparable store sales rate reported last quarter. The direction of the comparable store merchandise sales change is positive. The Company excludes gasoline sales from its analysis of comparable store merchandise sales because retail gasoline prices fluctuate widely and frequently, which make analytical comparisons difficult.


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

         "We are encouraged by the improving economy, but believe Indiana is lagging behind the U.S. recovery because of the heavy manufacturing base in central Indiana, which experienced significant job losses and plant closings in the past two years. Marsh has a competitive advantage over other supermarkets and supercenters by offering superior service and quality, combined with a pleasant and convenient shopping experience. In an improved economy, these strengths will drive sales and profitability," said Don E. Marsh, Chairman and Chief Executive Officer.

           During the quarter, the Company converted one Marsh supermarket to the LoBill Foods banner. Crystal Food Service opened a new casual, quick service restaurant, Trios Di Tuscanos, adjacent to a new McNamara Florist location. The combined units utilize the floral shop to provide a unique visual effect.

         Subsequent to quarter end, the Company opened a new concept store called Arthur's Fresh Market. The Arthur's format, which, at 21,000 square feet, is smaller than a Marsh store, is focused on high quality perishables and customer convenience (easy in and out). The store is designed for efficient operations while carrying a complete line of fresh options and a full variety of grocery items. An O'Malia Store was converted to the LoBill Foods banner and a new LoBill store was also opened after quarter end.

         Marsh is a leading regional chain, operating 67 Marsh(R) supermarkets, 39 LoBill(R) Foods stores, 8 O'Malia(R) Food Markets, 164 Village Pantry(R) convenience stores, 1 Arthur's Fresh Market, and 1 Savin*$(SM), in Indiana and western Ohio. The Company also operates Crystal Food Services(SM), which provides upscale catering, cafeteria management, office coffee, coffee roasting, vending and concessions, restaurant management, Primo Banquet Catering and Conference Centers; Floral Fashions(R), McNamara(R) Florist and Enflora(R) - Flowers for Business.











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

Cautionary Note Regarding Forward-Looking Statements

This report includes certain forward-looking statements (statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company's control. The forward-looking statements and the Company's future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: the entry of new competitive stores and their impact on the Company; the Company's ability to improve comparable store sales; the level of discounting and promotional spending by competitors; the stability and timing of distribution incentives from suppliers; the level of margins achievable in the Company's operating divisions; softness in the local and national economies and the general retail food industry; the success of the Company's new and remodeled stores, including image and rebranding programs; potential interest rate increases on variable rate debt, as well as terms, costs and the availability of capital; the Company's ability to control employee medical costs; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; the ability of the Company to predict and respond to changes in customer preferences and lifestyles; the ability of the Company to respond to commodity price fluctuations; uncertainties regarding gasoline prices and margins; the Company's ability to control costs including labor, rent, credit card, and workers compensation and general liability expense; the Company's ability to implement cost improvement initiatives; uncertainties related to state and federal taxation and tobacco and environmental legislation; the Company's ability to collect outstanding notes and accounts receivable; uncertainties associated with pension and other retirement obligations; the successful economic implementation of new technology; the impact of any acquisitions and dispositions; the timely and on budget completion of store construction, expansion, conversion and remodeling; and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

















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
                            MARSH SUPERMARKETS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands except per share amounts)
                                   (Unaudited)


                                                       12 Weeks Ended
                                                   -----------------------
                                                   June 19,       June 21,
                                                     2004          2003
                                                   --------      ---------
Sales and other revenues                           $399,396      $ 378,010
Gains from sales of property                            456             --
                                                   --------      ---------
Total revenues                                      399,852        378,010
Cost of merchandise sold, including
   warehousing and transportation,
   excluding depreciation                           281,123        264,079
                                                   --------      ---------
Gross profit                                        118,729        113,931
Selling, general and administrative                 106,039        102,119
Depreciation                                          5,785          5,762
                                                   --------      ---------
Operating income                                      6,905          6,050
Interest                                              4,283          4,570
Other non-operating income                               --           (634)
                                                   --------      ---------
Income before income taxes                            2,622          2,114
Income taxes                                          1,004            856
                                                   --------      ---------
Net income                                         $  1,618      $   1,258
                                                   ========      =========

Earnings per common share:
Basic                                              $    .20      $     .16
Diluted                                                 .20            .16

Dividends per share                                $    .13      $     .13














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


                            MARSH SUPERMARKETS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)

                                                              June 19,        June 21,
                                                                2004            2003
                                                              ---------       ---------
ASSETS
Current assets:
  Cash and equivalents                                        $  41,656       $  25,947
  Accounts receivable                                            22,924          28,704
  Inventories                                                   127,280         125,917
  Prepaid expenses                                                3,829           4,019
  Recoverable income taxes                                        3,289              --
                                                              ---------       ---------
  Total current assets                                          198,978         184,587
Property and equipment, less allowances for depreciation        294,955         311,417
Other assets                                                     52,801          44,998
                                                              ---------       ---------
                                                              $ 546,734       $ 541,002
                                                              =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                            $  76,333       $  70,842
  Accrued liabilities                                            46,925          49,287
  Current maturities of long-term liabilities                     5,080           3,177
                                                              ---------       ---------
       Total current liabilities                                128,338         123,306

Long-term liabilities:
  Long-term debt                                                181,163         191,312
  Capital lease obligations                                      27,935          28,787
  Pension and post-retirement benefits                           43,766          41,684
                                                              ---------       ---------
      Total long-term liabilities                               252,864         261,783

Deferred items:
   Income taxes                                                  18,483           9,840
   Gains from sale/leasebacks                                    15,337          15,329
   Other                                                          3,526           2,681
                                                              ---------       ---------
       Total deferred items                                      37,346          27,850

Shareholders' Equity:
  Common stock, Classes A and B                                  26,588          26,443
  Retained earnings                                             131,399         132,137
  Cost of common stock in treasury                              (15,724)        (14,917)
  Deferred cost - restricted stock                                  (11)            (39)
  Notes receivable - stock purchases                               (191)           (177)
  Accumulated other comprehensive loss                          (13,875)        (15,384)
                                                              ---------       ---------
       Total shareholders' equity                               128,186         128,063
                                                              ---------       ---------
                                                              $ 546,734       $ 541,002
                                                              =========       =========




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

                            MARSH SUPERMARKETS, INC.
              Reconciliation of Sales and Other Comparable Revenues



                                                    12 Weeks Ended
                                               --------------------------
                                               June 19,          June 21,           %
                                                2004               2003           Change
                                               --------          --------         ------
Sales and Other Revenues*                      $392,405          $378,067          3.79%

Less: Other Revenues/
Non-Comparable Sales                             27,528            24,571

Comparable Retail Sales**                       364,877           353,496          3.22%

Less: Fuel Sales                                 37,065            24,328

Comparable Store
Merchandise Sales                               327,812           329,168         (0.41)%



*   Excluding gains from sales of property

**  Comparable supermarkets and convenience stores













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